FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                December 1, 1997




                                   FOHP, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

        New Jersey                     0-25944                  22-3314813
     ----------------                ------------             ---------------
     (State or other                 (Commission               (IRS Employer
       jurisdiction                  File Number)             Identification
    of incorporation)                                             Number)


                              3501 State Highway 66
                            Neptune, New Jersey 07753
                  --------------------------------------------
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (732)918-6700


          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Events.

         Conversion of Convertible Debentures by FHS - Effective December 1, 1997, Foundation Health Systems, Inc. ("FHS") converted the remaining $50 million of the principal amount of the convertible debenture, dated as of April 30, 1997, issued by FOHP, Inc. (the "Company"), into 4,941,049 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). After the conversion, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock outstanding, which represented 71% of the fully-diluted equity of the Company.

         In order to satisfy certain statutory net worth requirements applicable to First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a wholly-owned subsidiary of the Company which operates a health maintenance organization in New Jersey, and in accordance with the Amended and Restated Securities Purchase Agreement dated February 10, 1997, among the Company, FOHP-NJ and FHS, as amended by the amendment thereto dated as of March 13, 1997 and letter agreement dated April 30, 1997, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for a convertible debenture (the "New Convertible Debenture") in form and substance substantially similar to the convertible debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock outstanding, which represents approximately 98% of the fully-diluted equity of the Company.

         As of year end 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures.

         FHS acquisition of Physicians Health Services, Inc. - See the Press Release dated January 5, 1998 that is attached hereto as Exhibit 1, and which is made a part hereof.



                                       -2-


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     FOHP, Inc.
                                                     -----------------------
                                                     (Registrant)




                                            By: /s/ Donald Parisi
                                                ---------------------------
                                                Donald Parisi
                                                Senior Vice President, Secretary
                                                     and General Counsel

Date:  January 30, 1998


                                       -3-





                                                                       Exhibit 1

                      FHS
Foundation Health Systems, Inc.


                      FHS Investor Contact:       David Olson
                                                  (818) 676-6978
                                                  dolson@fhs.com

                      FHS Media Contact:          Lisa Haines
                                                  (916) 631-5971
                                                  Lisa_Haines@ccmailfh.com

                      PHS Contact:                Alice Ferreira
                                                  (203) 225-8836
                                                  aferreira@phshmo.com


           FHS COMPLETES ACQUISITION OF PHYSICIANS HEALTH SERVICES FOR
             $271 MILLION; CONVERTS INVESTMENT IN FOHP OF NEW JERSEY

              Transactions Lead to Formation of 1.2 Million-Member
               Northeast Region-FHS Now Third Largest Operator of
                             Plans in Tri-State Area

         LOS ANGELES, January 5, 1998 - Foundation Health Systems, Inc. (NYSE:FHS) today announced the formation of its Northeast region, comprised of three health plans with a total of more than one million members in the New York tri-state area. FHS is now the third largest operator of health plans in the region.

         Formation of the new FHS region was prompted by the completion of the acquisition of Physicians Health Services, Inc. of Shelton, Conn., for a total consideration of $271 million, or $28.25 per share in cash. The acquisition was effective for accounting purposes as of December 31, 1997.

         Today, FHS also announced it has converted approximately $70 million of convertible




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debentures of First Option Health Plan of New Jersey in return for a 98 percent equity ownership of the plan. Prior to the conversion, FHS purchased $29 million of convertible debentures which, when added to its original purchase of $52 million of such debentures, brings FHS's total investment in First Option to $81 million.

         PHS and First Option join M.D. Health Plan of Connecticut, which FHS acquired in March 1995, to form the FHS Northeast region.

         "We are now positioned to be a significant competitor in the New York area. PHS's outstanding reputation, along with M.D.'s superior record of member satisfaction and First Option's rapid growth in New Jersey give us great confidence as we move forward to forge these three plans into a single operating unit," said Malik M. Hasan, M.D., chairman and chief executive officer of FHS.

                      2-2-2-2 FHS COMPLETES ACQUISITION OF
                           PHYSICIANS HEALTH SERVICES

PHS, the largest of the three FHS plans in the region, has more than 500,000 members. It has members in each of the three states, with approximately 300,000 in Connecticut. Including M.D., FHS plans now have approximately 500,000 members in Connecticut, the largest membership in the state.

         In New Jersey, FOHP has 270,000 members, joining the 70,000 PHS members in the state. In New York, PHS has 152,000 members, primarily through its Healthcare Solutions joint marketing agreement with The Guardian Life Insurance Company of America. Healthcare Solutions currently has more than 200,000 members in the three states.

         "We want to bring to consumers across the tri-state area a single brand and identity as quickly as possible," Dr. Hasan explained. "We are currently in the process of selecting a single brand name for the region."

         Robert L. Natt, President of PHS, will head the management team for the Northeast region, Paul M. Philpott will head FHS's sales and marketing operations in the region. He will remain as PHS's executive vice president and chief marketing officer.

         "Bob Natt and Paul Philpott have done a superb job in restoring PHS's profitability, while maintaining its tradition of quality. We are confident that they will have even greater success heading FHS's efforts in the tri-state area," Dr. Hasan noted.




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         Dr. Hasan added that FHS's Northeast region includes two of the highest-rated health plans in the United States. USA TODAY earlier this year cited M.D. Health Plan of Connecticut as the health plan with the highest level of member satisfaction in the nation. In addition, PHS was rated as the top health plan in the tri-state area in a 1997 survey conducted by Watson Wyatt Worldwide, a leading health care consulting firm.

         FHS intends to focus its Northeast efforts on open access products that maximize consumer choice of physicians and hospitals. Both M.D. Health Plan and PHS have successfully marketed open access products for a number of years.

         "M.D. has demonstrated consistently that open access products are the most popular with consumers," Dr. Hasan commented. Since its acquisition by FHS in March 1995, M.D. has grown from approximately 50,000 members to more than 200,000.

         In addition, the FHS open access products will be backed by the most sophisticated consumer health call center in the industry.

         "The FHS call center currently serves more than three million of our members nationwide, providing direct, unhindered access to the most appropriate physician or other health care professional depending on our member's health status," Dr. Hasan noted. All M.D. and FOHP members are currently served by the FHS Call Center, with all PHS members slated to have access to the call center by April 1, 1998.

         3-3-3-3 FHS COMPLETES ACQUISITION OF PHYSICIANS HEALTH SERVICES

         "The call center possesses an extraordinary knowledge base, backed by the leading medical experts in the country, bringing the latest in medical research directly to our members," Dr. Hasan noted.

         Certain statements contained in this press release are forward-looking in nature and are believed to be reasonable based on information available to management at this time. Actual results may vary. For more information, please refer to the Risk Factors section of the company's various filing with the Securities and Exchange Commission and the respective documents incorporated by reference therein.

         FHS is the nations' fourth-largest publicly traded managed health care company. Its mission is to enhance quality of life for its customers by offering products distinguished by their quality, service and affordability. The company's HMO, insured PPO and government contracts






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subsidiaries provide health benefits to nearly six million individuals in 18 states through group, individual, Medicare risk, Medicaid and CHAMPUS programs. FHS subsidiaries also offer managed health care products related to workers' compensation, PPO networks, behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.



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